Exhibit 10.12

SHARE SUBSCRIPTION AGREEMENT

DATED SEPTEMBER 23, 2019

BY AND BETWEEN

ONECONNECT FINANCIAL TECHNOLOGY CO., LTD.

- and -

GOLD PLANNING LIMITED

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1

2.	SUBSCRIPTION FOR SHARES	5

3.	CLOSING	5

4.	WARRANTIES	6

5.	COVENANTS	6

6.	CONDITIONS PRECEDENT TO THE CLOSING	7

7.	INDEMNIFICATION	8

8.	FORCE MAJEURE	10

9.	TERMINATION AND SURVIVAL	10

10.	TAXES AND COSTS	10

11.	NO PARTNERSHIP	10

12.	ANNOUNCEMENTS AND CONFIDENTIALITY	10

13.	PERSONAL REPRESENTATIVES AND SUCCESSORS IN TITLE	11

14.	ENTIRE AGREEMENT	11

15.	VARIATIONS	11

16.	WAIVER	12

17.	SEVERABILITY	12

18.	NOTICES	12

19.	COUNTERPARTS	13

20.	GOVERNING LAW AND DISPUTE RESOLUTION	13

21.	LANGUAGE VERSION	13

SCHEDULE 1: COMPANY WARRANTIES		II

SCHEDULE 2: INVESTOR WARRANTIES		III

SCHEDULE 3: EXISTING SHAREHOLDERS		IV

SCHEDULE 4: CURRENT STRUCTURE		V

DOCUMENTS IN THE AGREED FORM

•       DEED OF ADHERENCE

THIS SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is made on September 23, 2019 by and between:

(1)                                 ONECONNECT FINANCIAL TECHNOLOGY CO., LTD., an exempted limited liability company incorporated in the Cayman Islands with registered address at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, Cayman Islands, KY1-1104 (the “Company”); and

(2)                                 GOLD PLANNING LIMITED, a company incorporated and existing under the laws of British Virgin Islands and having its registered office at the offices of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands (the “Investor”).

(each, a “Party” and, collectively, the “Parties”).

RECITALS

A.                                    The Company is an exempted company duly incorporated and validly existing under the laws of the Cayman Islands.

B.                                    On the terms and subject to the conditions set out in this Agreement, the Company intends to issue the Subscribed Shares (as defined below) to the Investor, and the Investor intends to subscribe for the Subscribed Shares.

IT IS ACCORDINGLY AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               In this Agreement the following words and expressions shall (unless the context requires otherwise) have the following meanings:

“Account” is defined in clause 3.2.3.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person by holding stocks or equities or by any other arrangement; “control” (including with correlative meanings, the term “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, whether conditional or not, whether by holding shares, contract arrangements or any other arrangement, to direct the management or the board of directors of another company or holding more than fifty percent (50%) of the voting rights in the decision-making authority of another company or, with respect to any director, individual shareholder and any other natural person, being any of his/her immediate family members (including children, spouses, brothers, sisters and parents) and any company directly or indirectly controlled by such director, individual shareholder and any other natural person. For purpose of this Agreement, the Affiliates of the Investor do not include the Company.

“Articles” means the memorandum and articles of association of the Company, as amended from time to time.

“Business” means the business conducted by the Group Companies.

“Business Day” means any day (which for these purposes ends at 5:30pm local time) on which banks are open for commercial business in the Cayman Islands, Hong Kong and China other than a Saturday, Sunday or a public holiday.

“Closing” is defined in clause 3.1.

“Closing Date” is defined in clause 3.1.

“Companies Law” means the Cayman Islands Companies Law (2018 Revision) (as amended from time to time).

“Company Conditions” is defined in clause 6.2.

“Company Warranties” means the warranties of the Company as set out in Schedule 1.

“Confidential Information” means any information of a confidential or commercially sensitive nature (however stored), whether or not marked as such, relating to the business, customers or financial or other affairs of the Investor or any Group Company.

“Confirmation” is defined in clause 3.2.3.

“Deed of Adherence” means a deed of adherence in the agreed form to be executed by the Investor on the Closing Date upon which the party thereto would be bound by the Shareholders Agreement.

“Encumbrance” means any rights of pledge, mortgage, liens or attachments or similar charges, right of first refusal, right of pre-emption, third party right or any other encumbrance having similar effect.

“Existing Shareholders” means shareholders listed in Schedule 3 to the Agreement.

“Baorun Acquisition” means OneConnect Technology Services Co., Ltd. (Shenzhen) (深圳壹账通科技服务有限公司) acquired 80% equity interests of Beijing BER Technology Development Co., Ltd. (北京宝润兴业科技发展有限公司) before the Closing in accordance with the Baorun Acquisition Agreements.

“Baorun Acquisition Share Purchase Agreement” means the share purchase agreement entered into by OneConnect Technology Services Co., Ltd. (Shenzhen) (深圳壹账通科技服务有限公司), Beijing BER Technology Co., Ltd. (北京宝润兴业科技股份有限公司), Zhang Bin (张滨), Han Tongtong (韩潼彤), and other parties on June 14, 2019.

“Baorun Acquisition Supplementary Agreement” means the supplementary agreement entered into by OneConnect Technology Services Co., Ltd. (Shenzhen) (深圳壹账通科技服务有限公司), Zhang Bin (张滨), Han Tongtong (韩潼彤), Zhang Jian (张坚), Liu Haijin (刘海津), Li Tianji (李田骥), and Beijing Baorun Wealth Investment, LLP (北京宝润财富投资合伙企业（有限合伙）) on June 14, 2019.

“Baorun Acquisition Agreements” means various agreements and documents entered into for the purpose of Baorun acquisition, which, for avoidance of doubt, include, but are not limited to the Baorun Acquisition Share Purchase Agreement and the Baorun Acquisition Supplementary Agreement.

“Governmental or Regulatory Authority” means any nation or government or any province or state, municipal or local or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, stock or securities exchange and any self-regulatory organization.

“Group Company” and “Group Companies” means, individually and collectively, the Company and its Affiliates that are controlled by the Company.

“HKIAC” is defined in clause 20.2.

“HKIAC Rules” is defined in clause 20.2.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Indemnified Party” is defined in clause 7.3.

“Indemnifying Party” is defined in clause 7.3.

“Investor Conditions” is defined in clause 6.1.

“Investor Warranties” means the warranties of the Investor as set out in Schedule 2.

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, listing rule, decree, official policy or interpretation of any Governmental or Regulatory Authority.

“ODI Approvals” means governmental approvals, filings and registration for conducting overseas investment in accordance with the applicable laws in the PRC, including but not limited to the filing or approval for outbound investment project required by the PRC Development and Reform Department or its local authority, the filing or approval for outbound investment required by the PRC Ministry of Commerce or its local authority, the foreign exchange registration with respect to the outbound investment required by the foreign exchange authority.

“Ordinary Shares” means the ordinary shares of US$ 0.00001 par value each in the capital of the Company.

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or Governmental or Regulatory Authority or other enterprise or entity of any kind or nature.

“PRC” or “China” means the People’s Republic of China, which for the purpose of this Agreement, excludes the Special Administrative Region of Hong Kong, the Special Administrative Region of Macao and Taiwan.

“Shareholders Agreement” means the existing effective shareholders agreements and documents signed by all the Existing Shareholders of the Company including (i) the shareholders agreement dated April 10, 2018 (the “Amended Shareholders Agreement”), (ii) the deed of adherence executed by National Dream Limited dated March 12, 2019, pursuant to which the National Dream Limited became a party to and was bound by the Amended Shareholders Agreement, and (iii) the deed of adherence executed by Well Foundation Company Limited dated May 10, 2019, pursuant to which Well Foundation Company Limited became a party to and was bound by the Amended Shareholders Agreement.

“Share” means a share in the Company (including an Ordinary Share) and includes a fraction of a share in the Company.

“Subscribed Shares” is defined in clause 2.

“Subscription Amount” is defined in clause 2.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Transfer” means sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions.

“Transaction Documents” means this Agreement, the Shareholders Agreement, the Deed of Adherence, the Charge Agreement related to the charge of the Investor’s shares to be entered into by the Company, the Investor, and PEACEFUL COSMOS LIMITED according to the Baorun Acquisition Supplementary Agreement, and the Share Pledge Agreement to be entered into by a Person designated by OneConnect Technology Services Co., Ltd. (Shenzhen) (深圳壹账通科技服务有限公司) and the Investor according to clause 5.4.

“US$” means United States dollar, the lawful currency of the United States of America.

In this Agreement (unless the context otherwise requires):

1.1.1                             words and phrases which are defined or referred to in or for the purposes of the Companies Law as each is in force on the date of this Agreement have the same meanings in this Agreement (unless otherwise expressly defined in this Agreement);

1.1.2                             references to any document in the agreed form means a form of document agreed by the Company and the Investor and initialled on their behalf for the purposes of identification (or otherwise identified in writing as such by or on behalf of each of the Company and the Investor);

1.1.3                             reference to any gender includes all genders, references to the singular includes the plural (and vice versa), and references to persons includes bodies corporate, unincorporated associations and partnerships (whether or not any of the same have a separate legal personality);

1.1.4                             reference to a statute or a statutory provision includes reference to:

1.1.4.1          the statute or statutory provision as modified or re-enacted or both from time to time, except to the extent that any modification, amendment, consolidation, re-enactment or replacement made after the date of this Agreement would increase the liability of any of the Parties; and

1.1.4.2          any subordinate legislation made under the statutory provision (as modified or re-enacted as set out (but subject to the exception) in clause 1.1.4.1 above);

1.1.5                             reference to writing includes any method of representing or reproducing words in a legible form;

1.1.6                             reference to a clause or schedule is to a clause of, or schedule to, this Agreement, and reference to a paragraph is to a paragraph of a schedule to this Agreement;

1.1.7                             reference to the Parties to this Agreement includes their respective permitted assigns and personal representatives;

1.1.8                             reference to any Party to this Agreement comprising more than one person includes each person constituting that Party;

1.1.9                             the contents list, headings and any descriptive notes are for ease of reference only and shall not affect the construction or interpretation of this Agreement; and

1.1.10                      this Agreement hereby incorporates all schedules and exhibits attached herewith, which shall be deemed an integral part hereof.

1.2                               Unless otherwise specifically provided, where any resolution or document is required by this Agreement to be signed by any person, the reproduction of the signature of such person by fax or email attaching a true PDF copy shall suffice, provided that the original signed resolution or document is despatched by internationally recognized express mail courier service by close of business on the next following Business Day, in which case the effective resolution or document shall be that sent by fax or email, not the confirmatory letter.

2.                                      SUBSCRIPTION FOR SHARES

On the terms and subject to the conditions of this Agreement, the Investor shall subscribe for and purchase from the Company, and the Company shall sell, issue and allot to the Investor on a fully-paid basis, certain number of Ordinary Shares of the Company (the “Subscribed Shares”) without any Encumbrance, which shall be the product of (i) the subscription amount in US$ equal to twenty percent of the Offshore Subscription Amount (境外认股对价) defined in and determined in accordance with the Baorun Acquisition Agreements as of the Closing Date hereof, which in any event shall not exceed the US$ amount equivalent to RMB 7,454,441 (the “Subscription Amount” , the exchange rate of which should be the buying rate (RMB to US$) of PingAn Bank Co., Ltd. on the date of the outbound remittance under the Baorun Acquisition Agreements), as the numerator; divided by (ii) US$ 7.5 per share, as the denominator.

3.                                      CLOSING

3.1                               The consummation of the purchase and sale of the Subscribed Shares (the “Closing”) shall take place as notified by the Company on or before 30 September 2019, or such other later date (“Closing Date”) or location as agreed by the Company and the Investor, subject to all the Company Conditions and Investor Conditions having been fulfilled or waived in accordance with clause 6.1 and clause 6.2 hereof respectively.

3.2                               Concurrently at the Closing:

3.2.1                     The Company shall deliver to the Investor:

certified true copies of all resolutions approved by the shareholders and board of directors of the Company relating to the transactions contemplated by this Agreement and the other Transaction Documents;

3.2.2                     The Investor shall deliver to the Company:

3.2.2.1           certified true copies of all resolutions or equivalent documents approved by the governing body of the Investor relating to the transactions contemplated by this Agreement and the other Transaction Documents;

3.2.2.2           the Deed of Adherence (to be dated as of the Closing Date) executed by the Investor; and

3.2.2.3           due evidence of Investor having completed the conditions precedent to closing set out in clause 6.2 to the satisfaction of the Company.

3.2.3                     On the Closing Date, the Investor shall, directly or through a third party designated by the Investor and agreed by the Company in writing, deposit the Subscription Amount by wire transfer of US$ in immediately available funds to the Account, and the Investor shall deliver to the Company a written confirmation of the initiation of wiring of the above payment to the Account (the “Confirmation”).

Account Name:	OneConnect Financial Technology Co., Ltd.

Name of Bank:	Pingan Bank Co., Ltd., H.O., Offshore Banking Department

Bank account no.:	***

SWIFT Code:	SZDBCNBS

or such other bank accounts designated by the Company (the “Account”).

3.2.4                     Subject to the receipt of the Confirmation according to clause 3.2.3, the Company shall issue and allot to the Investor the Subscribed Shares, as fully paid and free from any Encumbrances, and within ten (10) Business Days thereafter, deliver to the Investor an copy of the updated register of members reflecting the Investor as the holder of the Subscribed Shares on the Closing Date and a share certificate representing the Subscribed Shares in due and proper form and duly executed on behalf of the Company.

4.                                   WARRANTIES

4.1                               As of the date of this Agreement and the Closing Date, the Company hereby warrants to the Investor that each of the Company Warranties is true and accurate. The Company Warranties are the exclusive warranties made by the Company. The Company hereby disclaims any other express or implied representations or warranties, whether written or oral. The Company is not, directly or indirectly, making any representation or warranty regarding the pro forma financial information, financial projections or other forward-looking statements of the Company or any other Group Company.

4.2                               As of the date of this Agreement and the Closing Date, the Investor hereby warrants to the Company that each of the Investor Warranties is true and accurate.

5.                                   COVENANTS

5.1                              The Company shall comply with Section 6.1.2 and Investor shall comply with Section 6.2.2 and thereafter the Parties shall work together, where applicable, to effectuate transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each Party shall: (i) make all filings and give all notices required to be made or given by such Party in connection with the transactions contemplated by this Agreement; and (ii) use their commercially reasonable efforts to obtain any consent required to be obtained (pursuant to any applicable Law, contract or otherwise) by such Party in connection with the transactions contemplated by this Agreement.

5.2                              At any time if the Party responsible for satisfaction of each condition becomes aware of a fact or circumstances that might prevent such condition being satisfied, it shall inform the other Party thereof immediately.

5.3                              Each Party shall, subject to applicable Laws and all applicable privileges, including the attorney-client privilege: (a) give the other Party prompt notice of the commencement of any legal proceeding by or before any Governmental or Regulatory Authority with respect to the transactions contemplated by this Agreement; (b) keep the other Party informed as to the status of any such legal proceeding; and (c) promptly inform the other Party of any communication from any Governmental or Regulatory Authority regarding the transactions contemplated in this Agreement.

5.4                              Notwithstanding anything specified in the Transaction Documents and subject to the Baorun Acquisition Agreements, all Subscribed Shares shall be pledged to a Person designated by OneConnect Technology Services Co., Ltd. (Shenzhen) (深圳壹账通科技服务有限公司) on the Closing Date according to the Baorun Acquisition Agreements. The Investor shall enter into the corresponding share pledge agreement (“Share Pledge Agreement”) with the aforesaid Person and undergo share pledge registration in accordance with the Laws. The Investor undertakes not to directly or indirectly Transfer, pledge, or dispose of, in any manner whatsoever, the Subscribed Shares, unless such Transfer, pledge, or disposal is to complete the transfer or disposal of the Subscribed Shares according to section 4.1 of the Baorun Acquisition Supplementary Agreement. Notwithstanding anything to the contrary in this Agreement, within first six (6) months from the date of the initial public offering of the Company (if any), the Investor and all its direct and indirect shareholders shall not be permitted to directly or indirectly Transfer, pledge, or dispose of, in any manner whatsoever, the Subscribed Shares held by them by that time (whether or not such restricted shares have been unlocked according to this clause), and within the next six (6) months, the Investor shall not be permitted to, other than by way of block trade or transfer by private agreement, dispose of the Subscribed Shares held by them by that time, unless otherwise agreed upon by the Existing Shareholders in any proposed initial public offering of the Company, or such Transfer, pledge, or disposal is to complete the transfer or disposal of the Subscribed Shares according to section 4.1 of the Baorun Acquisition Supplementary Agreement. The Subscribed Shares directly or indirectly held by the Investor and all its direct and indirect shareholders shall also be subject to any other arrangements agreed upon by the Existing Shareholders in any proposed initial public offering of the Company. Any Transfer or pledge not being in compliance with this clause 5.4 shall be void.

5.5                              In any event, if the transaction contemplated hereunder will delay the initial public offering process of the Company (if any), the Investor shall cooperate with the Company upon the notification made by the Company and proceed in good faith to negotiate a proper arrangement to effectuate transactions contemplated by this Agreement with a way without delaying the initial public offering process of the Company (if any).

6.                                      CONDITIONS PRECEDENT TO THE CLOSING

6.1                               The Investor Closing Conditions. The obligations of the Investor to consummate the Closing are subject to the fulfilment by the Company or waiver by the Investor on or prior to the Closing of each of the following conditions (collectively, the “Investor Conditions”):

6.1.1                     Warranties. The Company Warranties shall be true in all material aspects on and as of the Closing with the same effect as though such warranties had been made on and as of the date of such Closing.

6.1.2                     Performance. The Company shall have performed and complied with all of its agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing in all material aspects.

6.1.3                     Closing of the Baorun Acquisition. The Baorun Acquisition shall have been closed in accordance with the Baorun Acquisition Agreements.

6.2                               Company Conditions. The obligations of the Company to consummate the Closing are subject to the fulfilment by the Investor or waiver by the Company on or prior to the Closing of each of the following conditions (collectively, the “Company Conditions”):

6.2.1                     Warranties. The Investor Warranties shall be true in all material aspects on and as of the Closing with the same effect as though such warranties had been made on and as of the date of such Closing.

6.2.2                     Performance. The Investor shall have performed and complied with all of its agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing in all material aspects.

6.2.3                     PRC Governmental Approvals. The Investor shall have obtained all approvals, filings or registrations from the Governmental or Regulatory Authority (including but not limited to the ODI Approvals) in relation to the transaction contemplated hereunder.

6.2.4                     Closing of the Baorun Acquisition. The Baorun Acquisition shall have been closed in accordance with the Baorun Acquisition Agreements.

6.2.5                     No Injunction, Order, Etc. There shall be no injunction, order or decree of any nature of any court or Governmental or Regulatory Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement or by the other Transaction Documents.

6.2.6                     No Change in Law. There shall be no Laws, directives, orders, pronouncements or other guidance issued by any Governmental or Regulatory Authority that prohibit, restrain, enjoin or otherwise adversely affect the corporate structure or ownership of the Group Companies or the foreign ownership of the Company.

7.                                      INDEMNIFICATION

7.1                               Time Limit of Claim. The Company shall not be liable for any Claims if such Claim is initiated after the first anniversary upon Closing, provided, however, that such time limitation shall not apply with respect to Claims arising out of fraud or wilful misconduct.

7.2                               Minimum Claims. No Claim made against the Company Warranties will be compensated unless the amount of the Claim, either individually or when combined with other related Claims, exceeds US$ Two Million (USD 2,000,000) in which event the full amount of all such Claims shall be recoverable, and not merely the excess.

7.3                               Indemnification.  Subject to the terms, conditions and limitations set forth in this Agreement, from and after the Closing Date, each Party (the “Indemnifying Party”) shall indemnify and hold the other Party (the “Indemnified Party”) harmless against all direct and actual losses (including reasonable costs and expenses) suffered or incurred by the Indemnified Party, as a result of any breach of the Indemnifying Party’s warranties hereunder.

7.4                               Maximum Liability. The maximum aggregate liability of the Company in respect of all liability of the Company (including all Claims arising from the Company Warranties) pursuant to this Agreement shall not exceed, in aggregate, an amount equal to the Subscription Amount.

7.5                               Indemnification Procedure. Subject to clause 7.1, the Indemnified Party may elect to make a claim for indemnification (a “Claim”) for breaches of the Indemnifying Party’s warranties hereunder. All Claims by the Indemnified Party under this Agreement shall be asserted and resolved as follows:

7.5.1                     The Indemnified Party shall deliver a written notice notifying the Indemnifying Party with reasonable promptness of such Claim and specifying the nature of and basis for such Claim, together with the amount thereof, or if not then reasonably ascertainable, the estimated amount thereof, determined in good faith (a “Claim Notice”).

7.5.2                     If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to such Claim, or fails to notify the Indemnified Party within fifteen (15) Business Days (the “Claim Maturity Date”) whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such third party Claim, the Losses in the amount specified the Claim Notice will be conclusively deemed a liability of the Indemnifying Party hereunder and the Indemnifying Party shall pay the amount of such Losses in the amount specified in the Claim Notice to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such Claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within thirty (30) Business Days after the date on which the Indemnifying Party delivered notice to the Indemnified Party that it disputes its liability with respect to such Claim, such dispute shall be resolved by arbitration in accordance with clause 20.2 hereof.

7.6                               Exclusions. The Company shall not be liable in respect of a Claim and thus no compensation shall be due if and to the extent that such Claim is attributable to, or the amount of such Claim is increased as a result of, any:

7.6.1                     change in applicable Laws coming into effect from the date of this Agreement or any amendment to or the withdrawal of any practice previously published by a Governmental or Regulatory Authority, in either case occurring from the date of this Agreement, whether or not such change, amendment or withdrawal purports to have retroactive effect in whole or in part;

7.6.2                     new interpretation of existing Law by a Governmental or Regulatory Authority in a judgment or decision published after the Closing Date;

7.6.3                     change after the Closing Date in the accounting bases on which any of the Group Companies values its assets or a change in the tax structure or corporate structure of any of the Group Companies;

7.6.4                     change after the Closing Date of the date to which the Group Companies make up their statutory accounts or tax accounts or in the bases, methods or policies of accounting (including tax accounting) of the Group Companies.

7.7                               Mitigation. Nothing in this Agreement shall be deemed to relieve the Investor from any duty under applicable Laws to mitigate any Losses incurred by it as a result of any breach of the Company Warranties. The Investor shall procure that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate any Claims or damage in the absence of mitigation might give rise to a liability in respect of any Claims.

7.8                               No double recovery. The Investor shall not be entitled to recover from the Company more than once in respect of any one matter if more than one Company Warranties and/or any provision of this Agreement is breached.

8.                                  FORCE MAJEURE

8.1                           No Party shall be liable to the other or be deemed to be in breach of this Agreement by reason of any delay in performing, or failure to perform, any of its obligations under this Agreement if such delay or failure was beyond that Party’s reasonable control (including, without limitation, any strike, lockout or other industrial action, act of God, war or threat of war, accidental or malicious damage, settlement system failure or interruption, banking operation suspension or interruption, prohibition or restriction by governments or other legal authority or other events recognized as force majeure events by normal international commercial customs).

8.2                           A Party claiming to be unable to perform its obligations under this Agreement (either on time or at all) in any of the circumstances set out in clause 8.1 must immediately notify the other Party of the nature and extent of the circumstances in question, and shall provide evidence of the occurrence and continuance of the events set out in clause 8.1 within fifteen (15) days after such occurrence.

8.3                           The Parties shall resume performance of its obligations under this Agreement when such circumstances have ceased to have effect on the performance of this Agreement.

9.                                 TERMINATION AND SURVIVAL

9.1                          If the Closing has not occurred by September 30, 2019, without prejudice to the rights and remedies the Company or its affiliates are entitled to in accordance with Baorun Acquisition Agreements, the Company may terminate, or according to the negotiation between the Parties, amend this Agreement together with the other Transaction Documents.

9.2                          Upon termination, this Agreement shall cease to have any force and effect on the Parties except in respect of:

9.2.1                     clauses 9.2 and 10 to 21; and

9.2.2                     any rights or remedies accrued to a Party prior to the termination of this Agreement.

10.                               TAXES AND COSTS

Except as otherwise provided herein, each Party shall be responsible for all Taxes, fees and expenses incurred by it in relation to the transactions contemplated under this Agreement.

11.                               NO PARTNERSHIP

Nothing contained in this Agreement shall be deemed to constitute a partnership between the Parties or any of them.

12.                               ANNOUNCEMENTS AND CONFIDENTIALITY

12.1                        No announcement concerning this Agreement or the other Transaction Documents shall be made by one Party (whether prior to or after the Closing Date) without the prior approval of the other Party (such approval shall not be unreasonably withheld or delayed) except for such announcement as may be required by applicable Laws or the rules of a stock exchange binding on the relevant Party, in which event the disclosing Party shall use its best efforts to notify the other Party and take into consideration the comments by such other Party.

12.2                        In addition to the foregoing, the Parties understand and acknowledge that this Agreement and other Transaction Documents, the oral or written information exchanged between or obtained by the Parties and their Affiliates as a result of the Transaction Documents, the information related to any dispute arising from or in connection with the performance, interpretation, breach, termination or validity of the Transaction Documents are all Confidential Information. The Parties shall, and shall procure each of their representatives (including but not limited to any senior management staff, director, employee, shareholder, agent or Affiliate), keep confidential and not disclose to any third party (excluding any investor or potential investor, Affiliate and professional advisor of the Company or the Investor) the Confidential Information unless:

12.2.1              the Confidential Information is or becomes generally available to the public other than as a result of a disclosure by a Party or its representatives or a third party source that was bound by a confidentiality agreement;

12.2.2              the Confidential Information was available to the Party or its representatives on a non-confidential basis prior to its disclosure by another Party hereto or its representatives; and

12.2.3              the Confidential Information is required to be disclosed under applicable Law, including but not limited to the disclosure made in accordance with any listing rule or any securities regulatory authority, in which case the Party having a disclosure obligation shall, at the reasonable time before the disclosure, consult other Parties over such disclosure and shall, as per the requirements of other Parties, seek possible confidential treatments for the Confidential Information subject to disclosure.

13.                               PERSONAL REPRESENTATIVES AND SUCCESSORS IN TITLE

This Agreement shall be binding upon and inure for the benefit of each Party’s personal representatives and successors in title. This includes any successor to any Shares in the Company transferred in accordance with this Agreement or the Articles. No Party shall assign this Agreement without the written consent of the other Party.

14.                               ENTIRE AGREEMENT

14.1                        This Agreement, the other Transaction Documents, the documents in the agreed form that are attached as schedules and exhibits hereto constitute the entire agreement between the Parties in respect of the subject matter of this Agreement.

14.2                        For the avoidance of doubt:

14.2.1              the Transaction Documents supersede and extinguish any representations and/or warranties previously given or made;

14.2.2              each of the Parties acknowledges to the other (and shall execute the Transaction Documents in reliance upon such acknowledgement) that it has not been induced to enter into any such documents by, nor relied upon, any representation or warranty other than the warranties contained in this Agreement; and

14.2.3              absent fraud, each Party irrevocably and unconditionally waives any right which it may have to claim damages in respect of or rescind this Agreement or any of the other Transaction Documents by reason of any misrepresentation or warranty not set out in any such document.

15.                               VARIATIONS

No variation of this Agreement or any of the documents in the agreed form that are attached as schedules and exhibits hereto shall be valid unless it is in writing and signed by or on behalf of each Party.

16.                               WAIVER

No waiver by any Party of any breach or non-fulfilment by the other Party of any provisions of this Agreement shall be deemed to be a waiver of any subsequent or other breach of that or any other provision and no failure to exercise or delay in exercising any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No single or partial exercise of any right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy. The rights and remedies of a Party under this Agreement are cumulative and not exclusive of any rights and remedies provided by Law.

17.                               SEVERABILITY

The invalidity, illegality or unenforceability of any provisions of this Agreement shall not affect the continuation in force of the remainder of this Agreement.

18.                               NOTICES

18.1                        Any notice given pursuant to the terms of this Agreement must be given in writing to the Party due to receive such notice at the following addresses from time to time:

To OneConnect Financial Technology Co., Ltd.:

Address: 55th Floor, Ping An International Finance Building, Yitian Road, Futian District, Shenzhen(深圳市福田区益田路平安国际金融大厦55楼)

Recipient: Li Jiang(李江)

Contact Number: ***

Email: ***

To BLOSSOM VIEW LIMITED:

Address: 20F-A1, Yuemeite Building, Southern Science and Technology Street, South District of High-tech Industrial Park, Nanshan District, Shenzhen (深圳市南山区高新技术产业园南区科技南七道粤美特大厦20F-A1)

Recipient: Han Tongtong (韩潼彤)

Contact Number: ***

Email: ***

18.2                        A notice may only be served on a Party:

18.2.1              by sending it through an internationally recognized express mail courier service in a prepaid envelope addressed to the Party or any of its officers at the addresses provided in clause 18.1;

18.2.2              by delivering it by hand to the addresses provided in clause 18.1; or

18.2.3              by fax transmission (with confirmation of error-free transmission) or email (with confirmation of receipt) to any officer of such Party.

18.3                        Any notice:

18.3.1              addressed to the recipient in the manner prescribed by this Agreement shall, if sent by internationally recognized express mail courier service, be deemed to have been served or delivered on the day it was so delivered;

18.3.2              not sent by internationally recognized express mail courier service, but delivered by hand to or left at an address in accordance with this Agreement, shall be deemed to have been served or delivered on the day it was so delivered or left;

18.3.3              sent by fax transmission shall be deemed to have been served or delivered at the time it was sent, and in proving such service it shall be sufficient to produce a transaction report or log generated by a fax machine which evidences the fax transmission on an error-free basis;

18.3.4              sent by email shall be deemed to have been served or delivered at the time it was sent, and in proving such service it shall be sufficient to produce a copy of such email reflecting the date and time of transmission and confirmation of receipt.

19.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts each of which when executed by one or more of the Parties shall constitute an original but all of which shall constitute one and the same instrument.

20.                               GOVERNING LAW AND DISPUTE RESOLUTION

20.1                       This Agreement will be governed by and construed in accordance with the laws of Hong Kong without giving effect to conflict of laws principles.

20.2                       Disputes between the Parties shall be settled by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the notice of arbitration is submitted in accordance with the HKIAC Rules, except as amended as follows:

20.2.1              the number of arbitrators shall be determined and then appointed in accordance with the HKIAC Rules;

20.2.2              the language to be used in the arbitral proceedings shall be English with Chinese translation;

20.2.3              subject to the overall discretion of the arbitration tribunal, the costs of the arbitration, including the HKIAC’s and arbitrators’ fees and legal costs, shall be borne by the Party losing the arbitration;

20.2.4              while such dispute is being arbitrated under this clause 20.2, none of the Parties shall be permitted to disclose any information or details relating to such dispute without the written consent of the other Party to the dispute, except as may be required by applicable Laws or under the rules of any securities exchange; and

20.2.5              other than the matter being disputed, the Parties shall continue to perform their respective obligations under this Agreement, which are not in dispute.

20.3                       The award of the arbitration tribunal shall be final and binding. The Parties shall waive their rights of appeal, if any, to the extent allowed by law.

21.                               LANGUAGE VERSION

This Agreement is prepared and signed in English. Any arbitration tribunal or court having jurisdiction over a dispute relating to this Agreement shall interpret this Agreement based on the English version.

IN WITNESS of which the Parties or their duly authorised representatives have executed this Agreement.

OneConnect Financial Technology Co., Ltd.

By:	/s/ Wangchun Ye

Name:	Wangchun Ye

Title:	Authorized Signatory

IN WITNESS of which the Parties or their duly authorised representatives have executed this Agreement.

GOLD PLANNING LIMITED

By:	/s/ Bin Zhang

Name:	Bin Zhang

Title:	Director